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                              January 12, 1995



S.A.C. Capital Management, L.P.
520 Madison Avenue
New York, New York 10022

Attention:  Michael Lewittes

Dear Michael:

          I am pleased to confirm my agreement with S.A.C.
Capital Management, L.P. (the "Seller"), as follows:

          1. Purchase and Sale; Purchase Price: At the Closing (as defined in paragraph 2 below) Seller hereby agrees to sell to me or my designee(s) (the "Buyer"), and I hereby agree to buy from the Seller and/or cause my designee(s) to buy from the Seller, an aggregate of 862,300 shares of common stock (the "Shares") of Price Communications Corporation, a New York corporation (the "Company"), $.01 par value, for a purchase price of $7.625 per share (or an aggregate purchase price of $6,575,037.50), payable as follows:

               (a) $200,000 shall be paid by me to Seller by check, delivered to the Seller simultaneously with the execution and delivery of this Agreement, which $200,000 sum shall be credited against and form a portion of the purchase price payable hereunder. Such $200,000 sum shall serve as an initial payment of the purchase price hereunder and not as "liquidated damages." In the event the Closing shall not occur for any reason other than my default, the aforesaid $200,000 sum shall be forthwith repaid to me upon demand.

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               (b)  The $6,375,037.50 balance of the purchase
price shall be paid by me to Seller by certified check or wire transfer funds (as requested by the Seller) at the Closing.

          2. The Closing: The Closing of the purchase and sale of the Shares ("Closing") shall take place no later than February 1, 1995 at the offices of Proskauer Rose Goetz & Mendelsohn, 1585 Broadway, New York, New York or at such other place as may be mutually agreed upon by the Seller and the Buyer(s) on such date and time as may be specified in a written notice from me to the Seller, given no less than three (3) business days prior to the date of the Closing. At the Closing,
(i) the Buyer(s) shall pay to the Seller the balance of the purchase price as provided under paragraph 1(b) above, and (ii) the Seller shall (unless other means of transfer are agreed upon by Buyer(s) and Seller) sell, assign and deliver to the Buyer(s) stock certificates representing the Shares issued in the name(s) and denomination(s) specified by me in writing to the Seller no later than three (3) business days before the Closing, duly endorsed in negotiable form, or with stock powers attached.

          3. Assignment: I may assign any of my rights under this Agreement to one or more other parties, provided that no assignment shall relieve me of my liability and obligations under this Agreement.

          4. Specific Performance: The Seller agrees that money damages alone will be an inadequate remedy for the Buyer(s)

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in the event of a breach by the Seller of its obligations under the terms of this Agreement and that, in addition to monetary damages, if so elected by the Buyer(s), the obligations of the Seller under this Agreement, including without limitation the obligation of Seller to sell the Shares, shall be specifically enforceable, by an injunction (without the requirement of proving actual damages, posting any bond or furnishing any other security) or otherwise as a court of competent jurisdiction may determine.

          5.   Representation and Warranties of Seller:  The
Seller hereby represents and warrants to, and agrees with the Buyer(s), as follows:

               (a) Authorization: Seller has all requisite power and authority to execute, deliver, and perform this Agreement and sell the Shares to the Buyer(s). This Agreement has been duly authorized, executed, and delivered by Seller, is the legal, valid, and binding obligation of Seller, and is enforceable as to Seller in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

               (b)  Consent:  No consent, authorization,
approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local, or other

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governmental authority or of any court or other tribunal is required for the execution, delivery, or performance of this Agreement by Seller. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Seller is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by Seller of this Agreement.

               (c) Shares: Except for margin loans, the Seller is the beneficial owner of the Shares, and the Shares are owned by the Seller free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. Upon the Closing, following receipt by Seller of the purchase price, the Buyer(s) will have good title to the Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts (other than any such items created by the Buyer(s)).

          6. Representation and Warranties of Buyer: I hereby represent and warrant to, and agree with the Seller, as follows:

               (a) Authorization: I have all requisite power and authority to execute and deliver this Agreement, and I and any other Buyer(s) have or will have all requisite power to perform this Agreement and purchase the Shares from Seller. This Agreement has been duly authorized, executed, and delivered by me (and will be duly authorized by any other Buyer(s)), is the legal, valid, and binding obligation of me and any other

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Buyer(s), and is enforceable as to me and any other Buyer(s) in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

               (b)  Consent:  No consent, authorization,
approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local, or other governmental authority or of any court or other tribunal is required for the execution, delivery, or performance of this Agreement by me or any other Buyer(s). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which me or any other Buyer(s) is a party, or by which any of my or its properties or assets is bound, is required for the execution, delivery, or performance by me or any other Buyer(s) of this Agreement.

          7. Conditions to Closing: The obligations of the Buyer(s) to purchase and pay for the Shares as provided herein, and the obligations of the Seller to sell the Shares as provided herein, shall, in each case, be subject to the continuing accuracy in all material respects of the representations and warranties of the other party contained herein.

          8. Seller's Covenant: (a) For a period of five years after the date of this Agreement, the Seller covenants and agrees that neither it nor Steven A. Cohen, Lawson Capital Management,

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Inc., Michael Lewittes nor any of their respective partners, stockholders, officers, employees, affiliates or associates (the "Restricted Persons") will, in any manner, alone or in concert with others, directly or indirectly, whether or not pursuant to any legally binding agreement or commitment, and whether for their own accounts or for the account of any other person or entity, without the prior written approval of the Board of Directors of the Company, (i) acquire, or offer to acquire, record or beneficial ownership of any capital stock, debt securities, indebtedness or any other securities of the Company or any subsidiary of the Company (any of the foregoing, "Price Securities") or any options or other rights to acquire Price Securities or any other interest in the Company or any subsidiary thereof or any assets of the Company or any subsidiary thereof,
(ii) offer to enter into any acquisition or other business combination transaction relating to the Company or any subsidiary of the Company (or hold negotiations with respect with respect to the foregoing), (iii) participate in or encourage the formation of any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) which owns or seeks or offers to acquire record or beneficial ownership of voting securities of the Company (including rights to acquire such voting securities) or which seeks or offers to affect control of the Company, (iv) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14a-11

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under the Exchange Act) to vote, or seek to advise or influence any person or entity with respect to the voting of any Price Securities, (v) otherwise act, alone or in concert with others, to seek to control or influence the management, the Board of Directors or the policies of the Company, (vi) publicly propose, or publicly announce or otherwise disclose an intent to propose or publicly announce or otherwise disclose any request for permission or any consent in respect of, any of the foregoing, or
(vii) advise, assist or encourage any other person or entity in connection with any of the foregoing, including without limitation any person or entity with respect to which any Restricted Person acts as investment advisor, fiduciary, agent or trustee. As used in this paragraph 8, the terms "affiliates" and "associates" shall have the meanings therefor set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Act of 1934 (except that in the case of Michael Lewittes his "associates" shall be limited to persons or entities described in clauses (2) or (3) thereof).

          (b) Nothing contained in this paragraph 8 shall preclude or restrict the Restricted Persons from engaging solely in one or more of the following:

               (1) Owning an aggregate for all Restricted Persons of not more than 5% (five percent) of the equity interest in any bona fide investment company registered as such under the Investment Company Act of 1940 which holds an investment in the Company not exceeding (when aggregated with the investments of

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any other investment companies and/or Funds described in this subparagraph (b) and/or any securities described in clause (3) below) 5% (five percent) of the fully diluted common equity thereof, provided (i) that the Restricted Persons shall be solely passive investors in such investment company (i.e., the Restricted Persons shall have no power, nor shall they act, directly or indirectly, to manage, operate or control the affairs of such investment company nor, directly or indirectly, to provide investment advice thereto), and (ii) such investment company shall in no event engage or participate in, directly or indirectly, whether alone or in concert with others, and shall not advise, assist or encourage any other person or entity in connection with, (A) the making of or proposing to make any tender offer, exchange offer or similar transaction with respect to the Company and/or (B) engaging in any of the activities described in clauses (iv), (v) and/or (vi) of subparagraph (a) above.

               (2) Being a solely passive investor in a private investment company (i.e., the Restricted Persons shall have no power, nor shall they act, directly or indirectly, to manage, operate, or control the affairs of any Fund nor shall they provide investment advice with respect thereto) serving as a bona fide multiple investment vehicle (a "Fund") which holds an investment in the Company not exceeding (when aggregated with the investments of any other Funds and/or investment companies described in this subparagraph (b) and/or any securities described in clause (3) below) 2-1/2% (two and one-half percent)

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of the fully diluted common equity thereof, provided that such
Fund shall in no event engage or participate in, directly or indirectly, whether alone or in concert with others, and shall not advise, assist or encourage any other person or entity in connection with, (A) the making of or proposing to make any tender offer, exchange offer or similar transaction with respect to the Company and/or (B) engaging in any of the activities described in clauses (iv), (v) and/or (vi) of subparagraph (a) above.

               (3)  Owning securities of the Company, which
securities are acquired through the conversion or exchange (in a transaction approved in advance by the Board of Directors of the Company) of shares in another entity beneficially owned by the Restricted Persons, provided that such entity shall in no event have engaged or participated in, directly or indirectly, whether alone or in concert with others, and shall not have advised, assisted or encouraged any other person or entity in connection with, (A) the making of or proposing to make any tender offer, exchange offer or similar transaction with respect to the Company and/or (B) engaging in any of the activities described in clauses
(iv), (v) and/or (vi) of subparagraph (a) above.

          9. Amendment: This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

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          10.  Headings:  Paragraph headings are included solely
for convenience and are not to be considered to be part of this Agreement and are not intended to be accurate descriptions of the contents thereof.

          11. Entire Agreement: This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, if any, whether oral or written, of the parties.

          12. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          13.  Governing Law:  All questions as to the
interpretation and effect of this Agreement shall be determined under the laws of the State of New York, excluding the choice of law principles thereof.

          14. Communications: Except as otherwise provided herein, all notices or other communications hereunder shall be in writing and shall be given by registered or certified mail (postage prepaid and return receipt requested), by an overnight courier service which obtains a receipt to evidence delivery, or by facsimile transmission (provided that written confirmation of receipt is provided), addressed as set forth below:

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          If to Buyer:

               Robert Price
               c/o Price Communications Corporation
               45 Rockefeller Plaza
               Suite 3201
               New York, New York 10020
               Fax:  212-397-3755

          With a copy to:

               Proskauer Rose Goetz & Mendelsohn
               1585 Broadway
               New York, New York 10036
               Attention:  Peter Samuels, Esq.
               Fax:  212-969-2900

          If to Seller:

               S.A.C. Capital Management, L.P.
               520 Madison Avenue, 7th Floor
               New York, New York 10022
               Attention:  Michael Lewittes
               Fax:  212-826-2334

          With a copy to:

               Katten Muchin & Zavis
               525 West Monroe Street
               Suite 1600
               Chicago, Illinois  60661
               Attention:  Mark D. Gerstein, Esq.
               Fax:  312-902-1061



or such other address as any party may designate to the other in accordance with the aforesaid procedure. All notices and other communications sent by overnight courier service shall be deemed to have been given as of the next business day after delivery thereof to such courier service, those given by facsimile transmission shall be deemed given when sent, and all notices and other communications sent by mail shall be deemed given as of the third business day after the date of deposit in the United States mail.

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          15.  Survival of Representations, Etc.:  The
representations, warranties, covenants, and agreements made herein or in any certificate or document executed in connection herewith shall survive the execution and delivery of this Agreement, the delivery of the Shares to Buyer(s) and the delivery of the purchase price to the Seller, irrespective of any investigation made by or on behalf of either party hereto.

          16. Further Actions: Any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

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          Kindly indicate your agreement with the foregoing by
signing and returning to me a copy of this Agreement.

                              Very truly yours,

                              /s/ Robert Price
                              -----------------
                              Robert Price


AGREED TO:

S.A.C. CAPITAL MANAGEMENT, L.P.

By:  Lawson Capital Management, Inc.
     as General Partner



By: /s/ Steven A. Cohen
    --------------------------
    Steven A. Cohen, President


AGREED AS TO PARAGRAPH 8 ONLY:


/s/ Steven A. Cohen
- ------------------------------------
Steven A. Cohen


/s/ Michael Lewittes
- ------------------------------------
Michael Lewittes